Earnings Overview Verra Mobility Q4 Earnings Presentation For the Quarter Ended December 31, 2021 Exhibit 99.2

Forward-looking statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of Verra Mobility Corporation and its subsidiaries (collectively, “Verra Mobility” or the “Company”) are based on current expectations and judgements of the Company as of the date of this release. The Company disclaims any intent or obligation to update forward-looking statements hereafter. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to (1) the impacts on our operations and business resulting from our delayed 2021 Form 10-K filing (2) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (3) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (4) customer concentration in our Commercial Services and Government Solutions segments; (5) decreases in the prevalence of automated photo enforcement or the use of tolling; (6) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (7) decreased interest in outsourcing from our customers; (8) our ability to properly perform under our contracts and otherwise satisfy our customers; (9) our ability to compete in a highly competitive and rapidly evolving market; (10) our ability to keep up with technological developments and changing customer preferences; (11) the success of our new products and changes to existing products and services; (12) our ability to successfully integrate our recent or future acquisitions; (13) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (14) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. These risks, uncertainties and other factors are further described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents filed with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information This presentation uses certain non-GAAP financial information, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which further excludes certain non-cash expenses and other transactions that management believes are not indicative of Verra Mobility’s ongoing operating performance. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. A reconciliation of Verra Mobility’s non-GAAP financial information to GAAP financial information is provided in the Appendix hereto and in Verra Mobility’s Form 8-K, filed with the SEC, with the earnings press release for the period indicated.

3 | 3 | Providing mission critical operational services to solve the complex challenges of our customers Strong Execution in the fourth quarter Total revenue and adjusted EBITDA exceeded the high-end of expectations Strong operating cash flow The Commercial Services segment continues to see strong demand and returned to 2019 revenue levels in the fourth quarter with similar profitability levels Government Solutions fourth quarter performance driven by the installation of 326 fixed speed systems in New York City Key Contract wins Executed a five-year contract extension with Fox Rent A Car for tolling services (Fox is our 4th largest tolling customer) Subsequent to the end of the fourth quarter, the Government Solutions segment has completed the installation of 720 cameras for the New York City DoT with the last 25 being invoiced in January 2022 In February, the Company received a Notice to Proceed on the 240 School Zone Speed Cameras, which it expects to fully install in 2022 In addition, executed a three-year contract extension with Hertz for title & registration work Executive summary Q4 2021 Total Revenue $170.0 million; including $6.5 million from T2 Systems Q4 2021 Adjusted EBITDA 1 $80.0 million; including $2.6 million from T2 Systems 1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures, see the appendix. Full-Year 2021 Cash Flow from Operations $193.2 million Closed T2 Systems acquisition Important Legislative Actions Washington transportation bill - The bill expands & extends programs in Washington state Automated speed enforcement Extends sunset period for other photo enforcement

Full year 2021 results For the Year Ended December 31, 2021 Revenue & YoY Growth Adj EBITDA & Margin % Cash from Operations $ in Millions $ in Millions $ in Millions 54% 46% 49% 40% YoY Increase

Q4 Results by segment – commercial services For the Quarter Ended December 31, 2021 Revenue & YoY Growth Adj EBITDA & Margin % Revenue Revenue of $71.5M in Q4 increased 48.3% from the same quarter in the prior year. Adj EBITDA Adjusted EBITDA of $43.8M in the quarter increased $18.6M or 73.5% from the same period of the prior year Operating expenses of $18.1M in Q4 2021 increased by $4.6M or 34.4% from the same period in the prior year SG&A of $12.0M for Q4 2021 increased by $0.5M or 4.4% over the same period in the prior year We have returned to 2019 levels of revenue and profitability with Adj EBITDA margins of 61% (25%) 22% (2%) 14% (60%) 8% (43%) 17% (29%) 61% 55% 65% 27% 62% 52% 66% 70% FY Revenue & YoY Growth FY Adj EBITDA & Margin % 63% 54% 61% 44% YoY Increase

Q4 Results by segment – Government solutions For the Quarter Ended December 31, 2021 Revenue & YoY Growth Adj EBITDA & Margin % Revenue Revenue of $92.0M in Q4 increased 77.0% from the same quarter in the prior year Service revenue grew $26.6M or 62.2% Revenue reflects the installation of 326 Fixed Speed systems in NYC. Product revenue is dependent on a few customers who buy their equipment in the US and international project and is a less predictable revenue stream than service revenue Adj EBITDA Adjusted EBITDA of $33.6M in the quarter increased $13.0M or 63.3% from the same period of the prior year (20%) (3%) 55% 42% 4% 21% 17% 27% 8% 38% 37% 39% 39% 43% 38% 40% 39% FY Revenue & YoY Growth 33% YoY Increase FY Adj EBITDA & Margin % 38% 40% 38%

Consolidated Q4 Results For the Quarter Ended December 31, 2021 Revenue & YoY Growth Adj EBITDA & Margin % Revenue Total revenue increased by $69.8 million to $170.0 million or 69.7% in Q4 2021 from $100.2 million in Q4 2020 Adj EBITDA Adjusted EBITDA of $80.0 million, increased by $34.1 million or 74.5% in Q4 of 2021 Adjusted EBITDA grew approximately $20.4M or 34.2% over the same quarter in 2019, hurdling pre-pandemic levels (23%) Parking Solutions reflected $6.5M in revenue ($4.0M in service rev & $2.6M in product rev) & $2.6M in Adj EBITDA in Dec 2021 (24%) 19% (27%) (11%) 12% 12% 18% 19% 46% 53% 55% 55% 35% 54% 47% 52%

Consolidated Q4 Results For the Quarter Ended December 31, 2021 Q4 Adj EBITDA Mix by Business Segment Net Debt & Leverage (1) Revenue Mix & Adj EBITDA Margins Cash and Debt balances Cash on hand decreased to $101.3 million at the end of Q4 2021 from $120.3 million at the end of Q4 2020 Generated cash flow from operations of $193.2 million Leverage increased due to a decrease in EBITDA The company has total debt of about $1.3 billion including $25.0 million in outstanding borrowings on the revolver, which was repaid in January 2022 Announced Acquisitions On November 1st the company signed an agreement to acquire T2 Systems for $347 million and an additional $9 for an acquisition that was signed by T2 but not yet closed. The company used the accordion feature in the Term Loan B for $250 million with the remainder in cash. 1 As of December 31, 2021, we had $25.0 million in outstanding borrowings on the Revolver, which was repaid in full in January 2022. Excluding the $25.0 million under the revolver, net leverage would be 4.2x

Reiterating guidance Service Revenue – At Mid-Point YoY Service Revenue growth of 30% including T2 Systems and Redflex Product Revenue Modest increase over FY21 Increase in product revenue driven by T2 Systems and Redflex, offset by the reduction in New York City installations Adj EBITDA Implies margin compression in 2022 due to a continued shift in revenue mix toward the GS business and the incorporation of T2 Systems and Redflex, both of whom operate at lower margins than legacy Verra Mobility Cash and Leverage Standalone Basis Total debt is expected to be $1,239M at year-end We expect to end 2022 with ~$240M of cash on hand Reiterating guidance initially provided on March 31, 2022 2022 Full Year Low High Mid Service Revenue $635 $652 $643 Product Revenue $59 $63 $61 Total Revenue $694 $715 $704 Adj EBITDA $312 $322 $317 Adj EBITDA Margin 45% 45% 45%

APPENDIX

VERRA MOBILITY QUARTERLY RESULTS

2020 - 2021

Unaudited ($ in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Full Year 2021
Service revenue	$99.5	$62.8	$83.0	$91.0	$336.3	$89.8	$116.4	$141.8	$144.8	$492.8
Product sales	17.2	17.0	13.9	9.2	57.3	0.1	12.2	20.3	25.1	57.7
Total revenue	$116.7	$79.8	$96.9	$100.2	$393.6	$89.9	$128.7	$162.1	$170.0	$550.6
Cost of service revenue	1.2	1.0	0.9	0.8	4.0	0.9	1.3	1.4	1.7	5.3
Cost of product sales	8.7	9.1	7.1	4.7	29.6	0.0	6.1	9.4	14.2	29.8
Operating expenses	32.3	26.7	26.5	30.2	115.7	30.5	36.4	48.3	48.1	163.4
Selling, general and administrative expenses	25.9	20.8	17.5	25.4	89.7	28.4	26.2	31.6	37.2	123.4
Depreciation, amortization, and (gain) loss on disposal of assets, net	29.2	29.2	29.6	28.8	116.8	28.3	27.0	29.5	32.0	116.8
Total costs and expenses	$97.3	$86.8	$81.6	$90.1	$355.8	$88.1	$97.2	$120.2	$133.2	$438.7
Income (loss) from operations	19.4	(7.0)	15.3	10.1	37.8	1.8	31.5	41.9	36.7	111.9
Interest expense, net	12.5	9.5	9.6	9.3	40.9	9.2	11.7	11.6	12.5	44.9
Change in fair value of private placement warrants	(15.5)	8.3	(4.4)	12.7	1.1	2.1	8.1	(5.1)	2.5	7.6
Tax receivable agreement adj	-	4.4	-	2.4	6.9	-	1.7	-	(2.7)	(1.0)
Loss on extinguishment of debt	-	-	-	-	-	5.3	-	-	-	5.3
Other (income) expense, net	(2.9)	(1.5)	(5.0)	(2.5)	(11.9)	(3.0)	(2.8)	(3.5)	(3.6)	(12.9)
Total other expense	($5.9)	$20.8	$0.2	$21.9	$37.0	$13.6	$18.6	$3.1	8.7	44.0
Income (loss) before income taxes	25.4	(27.7)	15.0	(11.8)	0.9	(11.8)	12.9	38.8	28.0	67.9
Income tax provision (benefit)	3.2	(4.0)	4.0	2.3	5.4	(2.9)	8.9	11.5	8.9	26.5
Net (loss) income	$22.1	($23.7)	$11.1	($14.1)	($4.6)	($8.9)	$4.0	$27.3	$19.1	$41.4
Bridge to adj. EBITDA										
Net (loss) income	$22.1	($23.7)	$11.1	($14.1)	($4.6)	($8.9)	$4.0	$27.3	$19.1	$41.4
Interest expense, net	12.5	9.5	9.6	9.3	40.9	9.2	11.7	11.6	12.5	44.9
Income tax provision (benefit)	3.2	(4.0)	4.0	2.3	5.4	(2.9)	8.9	11.5	8.9	26.5
Depreciation and amortization	29.3	29.2	29.4	28.7	116.6	28.2	27.0	29.5	32.0	116.8
EBITDA	**$67.1**	**$11.0**	**$54.1**	**$26.2**	**$158.3**	**$25.6**	**$51.6**	**$80.0**	**$72.5**	**$229.6**
Transaction and other related	0.5	0.1	0.1	1.2	1.9	4.1	3.3	2.7	3.8	14.0
Transformation expense	-	0.5	0.6	(0.0)	1.1	0.3	0.4	0.8	0.2	1.7
Loss on extinguishment of debt	-	-	-	-	-	5.3	-	-	-	5.3
TRA adjustment	-	4.4	-	2.4	6.9	-	1.7	-	(2.7)	(1.0)
Change in fair value of private placement warrants	(15.5)	8.3	(4.4)	12.7	1.1	2.1	8.1	(5.1)	2.5	7.6
Stock-based compensation	2.8	3.3	3.2	3.4	12.6	2.9	3.6	3.7	3.6	13.8
Adjusted EBITDA	**$54.9**	**$27.6**	**$53.5**	**$45.8**	**$181.8**	**$40.3**	**$68.6**	**$82.1**	**$80.0**	**$270.9**

VERRA MOBILITY

Confidential & Proprietary 11

Segment Results of Operations 2020 - 2021 Commercial Services Parking Solutions Unaudited ($ in millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Full Year 2021 Segment Total Revenue Commercial Services $61.2 $27.3 $44.2 $48.2 $180.9 $45.7 $66.5 $77.3 $71.5 $260.9 Segment Adj EBITDA Commercial Services $33.6 $7.3 $31.0 $25.2 $97.2 $22.6 $42.8 $51.3 $43.8 $160.4 Unaudited ($ in millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Full Year 2021 Segment Total Revenue Government Solutions $55.5 $52.5 $52.8 $52.0 $212.7 $44.2 $62.2 $84.8 $92.0 $283.2 Segment Adj EBITDA Government Solutions $21.2 $20.3 $22.5 $20.6 $84.7 $17.8 $25.8 $30.7 $33.6 $107.9 Unaudited ($ in millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Full Year 2021 Total Revenue Parking Solutions $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $6.5 $6.5 Adj EBITDA Parking Solutions $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $2.6 $2.6 Government Solutions

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